UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 15, 2007

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)         In connection with the election by the Board of Directors of Stewart M. Kasen as Non-Executive Chair of the Board earlier this year, the Board requested its Board Affairs Committee to prepare and recommend to the Board the adoption of a list of responsibilities for the Non-Executive Chair role. On May 16, 2007, the Board of Directors, upon the recommendation of the Board Affairs Committee, unanimously approved the “Duties of Non-Executive Chair,” a copy of which is being furnished herewith as Exhibit 99.1 hereto.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On May 15, 2007, the Company’s Board of Directors passed a resolution to amend Article V of the Company’s Restated Bylaws to authorize the issuance of uncertificated shares of the Company’s common stock as circumstances permit, except in the case of restricted shares of common stock and upon request by a record holder or beneficial owner for certificated shares. This amendment allows the Company to be eligible to participate in the Direct Registration System, the book-entry only system administered by the Depository Trust Company, as required by NYSE rules. A copy of the amended Article V, Stock Certificates and Their Transfer, is being filed herewith as Exhibit 99.2 hereto.

Item 8.01         Other Events.

On May 16, 2007, at its regularly scheduled meeting, and upon the recommendation of its Compensation Committee, the Company’s Board of Directors unanimously approved a revision to its Board meeting compensation structure designed to save the Company funds for 2007 and into the future. As noted in the Company’s proxy statement filed on May 16, 2007, Board members receive an annual retainer of $25,000, plus an attendance fee of $1,500 per meeting of the Board. In light of the activity at the Company since January 1, 2005, management has calculated that, if meeting fees were capped at $9,000 per director in each of those years, the Company would have saved approximately $42,000 in 2005 and $52,500 in 2006. On a pro forma basis, this $9,000 cap is expected to save approximately $126,000 in 2007. Recognizing the savings to the Company in 2007, and additional prospective savings in future years, the Board unanimously agreed to cap payments of Board meeting fees at $9,000 per director per year, regardless of the number of Board meetings held in a year. Further, the Board elected to make such revision retroactive to January 1, 2007, in order to enable the Company to capture the full benefit of such change in fee structure for all of fiscal 2007.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Duties of Non-Executive Chair. This list of duties is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of Securities Exchange Act of 1934, as amended.

99.2	Article V, Stock Certificates and Their Transfer, of the Company’s Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Timothy J. Schugel
Timothy J. Schugel
Chief Financial Officer

Date: May 21, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Duties of Non-Executive Chair. This list of duties is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of Securities Exchange Act of 1934, as amended.

99.2	Article V, Stock Certificates and Their Transfer, of the Company’s Restated Bylaws.